UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 1, 2005
                           --------------------------

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

            Nevada                      0-23511                 87-0412182
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                        695 Town Center Drive, Suite 260
                          Costa Mesa, California 92626
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 434-9191
              (Registrant's telephone number, including area code)


          (Former Name or Former Address, if Changed Since Last Report)
                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On August 1, 2005, Larry Anderson resigned as a director of Integrated Healthcare Holdings, Inc. (the "Company") in order to effect compliance with agreements regarding composition of the Board with the Company's principal shareholder. Mr. Anderson remains President of the Company. Also on August 1, 2005, the Board of Directors appointed the following four individuals to serve as directors to fill current vacancies on the Board:

      Maurice J. DeWald. Mr. DeWald is Chairman of Verity Financial Group, Inc., a private investment firm that he founded in 1992. From 1962 through 1991, Mr. DeWald was with KPMG LLP, where he served at various times as a Director and as the Managing Partner of the Chicago, Orange County and Los Angeles offices. Mr. DeWald is a director of Mizuho Corporate Bank of California, Advanced Materials Group, Inc., and Quality Systems, Inc., and is a former director of Tenet Healthcare Corporation. He also sits on the Advisory Council of the University of Notre Dame Mendoza School of Business. Mr. DeWald is a past Chairman and Director of United Way of Greater Los Angeles. He is a graduate of the University of Notre Dame.

      Fernando Niebla. Mr. Niebla has served as President of International Technology Partners LLC, an IT and business consulting services company based in Orange County, California since August 1998. He is also the founder of Infotec Development Inc. and Infotec Commercial Systems, two national information technology firms. Mr. Niebla is a director of Union Bank of California, Pacific Life Corp. and Granite Construction Corp., and a director of Orange County Health Foundation (a non-profit) and on the Board of Counselors of the Integrated Media Systems at University of Southern California. He holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California.

      Syed J. Naqvi, M.D. Dr. Naqvi is a practicing physician in Orange County, California and is Board Certified in Pulmonary Medicine. He is an Assistant Clinical Professor of Medicine at the University of California, Irvine. He also serves as the Medical Director of the Pulmonary Department at Kindred Hospital, Westminster, CA, and the Medical Director of the Cardio-Pulmonary Department and the Subacute Unit at Coastal Communities Hospital, Santa Ana, CA, which has been owned by the Company since March 2005. Dr. Naqvi is a member of the Company's principal shareholder, Orange County Physicians Investment Network, LLC.

      Jaime Ludmir, M.D. Dr. Ludmir is a practicing physician in Orange County, California and is Board Certified in Obstetrics and Gynecology. He was Chairman of the Ob-Gyn Department at Coastal Communities Hospital until 2004, which has been owned by the Company since March 2005. Dr. Ludmir is a member of the Company's principal shareholder, Orange County Physicians Investment Network, LLC.

      Since January 1, 2004, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Messrs. DeWald, Niebla, Naqvi or Ludmir, or members of their respective immediate families, had or will have a direct or indirect material interest.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTEGRATED HEALTHCARE HOLDINGS, INC.

Date: August 4, 2005                        By: /s/ Larry Anderson
                                                --------------------------------
                                                Larry Anderson
                                                President